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                                                                    EXHIBIT 10.3


                     LEASE AND OPTION TERMINATION AGREEMENT


         This Lease and Option Termination Agreement is effective as of the 31st day of January, 1997, between Watson Laboratories, Inc., a Nevada corporation with offices at 311 Bonnie Circle, Corona, California 91718 ("Lessee"), and Research Properties Associates, a partnership with a mailing address at P.O. Box 339, State College, Pennsylvania 16801 ("Lessor"). All capitalized terms not defined herein shall have the meaning ascribed to them in that certain Lease dated as of February 1, 1983 between Lessor and Zetachron, Incorporated, a Pennsylvania corporation ("Zetachron"), as such lease was amended by that certain Supplemental Agreement dated as of February 23, 1984 and by that certain Modification of Lease dated as of January 1, 1985 (as so amended, the "Lease"). Lessee became a party to the Lease by virtue of the merger of Zetachron into Lessee.

         WHEREAS, pursuant to the Lease, Lessee leased from Lessor the premises identified in the Lease and commonly known as Building #1, 100 N. Science Park Road, Ferguson Township, Centre County, Pennsylvania (the "Premises");

         WHEREAS, pursuant to a Grant of Option to Purchase Real Estate dated as of July 1, 1987 (the "Option Agreement"), Lessor granted to Lessee an option to purchase the Premises; and

         WHEREAS, Lessee and Lessor now mutually desire to terminate the Lease and the Option Agreement, as provided below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Termination of Lease and Option Agreement. The Lease and the Option Agreement are hereby terminated as of the date first written above.

         2. Termination Payment. Concurrently with the execution of this Agreement, Lessee shall deliver to Lessor by wire transfer to an account designated by Lessor an amount equal to One Hundred Fifty-Eight Thousand Eight Hundred Dollars ($158,800) (the "Termination Payment"), in full satisfaction of all of Lessee's duties under the Lease and in exchange for Lessor's agreements set forth below. Lessor has provided Lessee with written wire transfer instructions.

         3. Sale of Equipment. In consideration of Lessor's termination of the Lease, Lessee hereby sells, transfers, conveys, assigns and delivers to Lessor, its successors and assigns forever, all of Lessee's right, title and interest in and to all of Lessee's personal property and equipment located on and in the Premises.

         4. General Release. In consideration of Lessee's payment of the Termination Payment to Lessor, Lessor, on its own behalf and on behalf of its successors and assigns, hereby releases and forever discharges Lessee, its parent, their subsidiaries and affiliates, and their respective directors, officers, employees and agents from any and all obligations, debts, claims, actions, suits at law or in equity, sums of money, accounts, or demands arising out of or in connection with the Lease of the Premises.

         5. Indemnification. In consideration of Lessee's payment of the Termination Payment to Lessor, Lessor hereby agrees to indemnify and hold harmless Lessee, its parent, their subsidiaries and affiliates, and their respective directors, officers, employees and agents from and against any and all obligations, debts, claims or actions, suits at law or in equity, sums of money, accounts, judgments or demands arising out of or in connection with Lessee's guaranty of that certain $500,000 note (the "Note") issued by the Centre County Industrial Development Corporation to the Pennsylvania Industrial Development Authority ("PIDA"), and any additional guarantees by Lessee of the repayment of indebtedness to finance the acquisition, construction, maintenance or expansion of the Premises, including, without limitation, any indebtedness to PIDA, SEDA-COG Local Development Corporation or the Pennsylvania Capital Loan Fund.
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         6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Lease and Option Termination Agreement to be effective as of the day and year first above written.

WATSON LABORATORIES, INC.                   RESEARCH PROPERTIES ASSOCIATES


/s/ Chato Abad                              /s/ Alec D. Keith
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Chato Abad                                  Alec D. Keith, Partner


Vice President - Finance                    /s/ Wallace C. Snipes
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Printed Name and Title                      Wallace C. Snipes, Partner